Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

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In re:	§	Chapter 11
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ADPT DFW HOLDINGS LLC, et al.,(1)	§	Case No. 17-31432
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Debtors.	§	Jointly Administered under Case No. 17-31432
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ORDER CONFIRMING DEBTORS’ THIRD AMENDED JOINT PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

As set forth in the Findings of Fact and Conclusions of Law Regarding Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Findings and Conclusions”)(2) entered contemporaneously herewith, this Court (a) finds that the Plan

(1)         The Debtors include all of the affiliated entities that are listed on the Appendix, attached hereto.

(2)         Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to such terms in the Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 719] (the “Plan”), the Disclosure Statement for Debtors’ Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Dkt. No. 514] (the “Disclosure Statement”), or the Findings and Conclusions, as applicable; provided, that, in the event of any inconsistencies, the meanings in the final version of the Plan shall control.  A true and correct copy of the final version of the Plan, incorporating technical modifications and other modifications announced during the Confirmation Hearing, is attached hereto as Exhibit 1 and, by this reference, is incorporated herein for all purposes.

ORDER CONFIRMING DEBTORS’ THIRD AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

should be confirmed under section 1129 of title 11 of the United States Code (the “Bankruptcy Code”), (b) enters this Order Confirming Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (this “Confirmation Order”), and (c) hereby orders, determines, and decrees as follows:

JURISDICTION

1.                                      This Court has subject matter jurisdiction to confirm the Plan pursuant to 28 U.S.C. §§ 157 and 1334.

2.                                      Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

3.                                      Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(A), (L), (N), and (O).

CONFIRMATION OF THE PLAN

4.                                      Pursuant to section 1129 of the Bankruptcy Code, the Plan is approved in its entirety and hereby CONFIRMED.

5.                                      Each of the objections to the Plan not otherwise withdrawn, resolved, or expressly sustained herein is OVERRULED and DENIED.  All withdrawn objections are deemed withdrawn with prejudice.  All stipulations filed with the Bankruptcy Court to resolve objections to the Plan, including stipulations to resolve disputes regarding Cure Amounts, are hereby approved.

6.                                      The following are hereby incorporated by reference into, and are an integral part of, this Confirmation Order: (a) the Findings and Conclusions, (b) the Plan, and (c) the Plan Supplement [Dkt. No. 589, as amended by Dkt. Nos. 632, 678, 771, and 790] and the agreements and other documents submitted therewith (collectively, the “Plan Supplement”), the final version of which [Dkt. No. 818] is incorporated herein.  The failure to reference any particular provision of the Plan or any agreements included in the Plan Supplement will have no effect on this Court’s approval and authorization of, or the validity, binding effect, or enforceability of, the Plan, any agreements included in the Plan Supplement, or any such document in the Plan Supplement in their entirety.

7.                                      Upon the occurrence of the Effective Date, the stay instituted pursuant to Bankruptcy Rule 3020(e) is terminated in all respects.  Notwithstanding any otherwise applicable law, upon entry of this Confirmation Order, but subject to the occurrence of the Effective Date, the terms of the Plan (including the Plan Supplement and all documents and agreements executed pursuant to the Plan) and this Confirmation Order shall be binding upon the Debtors, the Litigation Trust Trustee, the Reorganized Debtors, all holders of Claims against and Interests in the Debtors (whether or not impaired under the Plan), each Person or entity acquiring property under the Plan, any other party in interest, any Person or entity making an appearance in these Chapter 11 Cases, and each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, managers, members, partners, agents, representatives, attorneys, beneficiaries, or guardians.  To the extent that any provisions of this Confirmation Order may be inconsistent with the terms of the Plan or any agreement in the Plan Supplement, the terms of this Confirmation Order shall control and be binding and conclusive.

CLASSIFICATION AND TREATMENT

8.                                      All Claims and Interests shall be, and hereby are, classified and treated as set forth in the Plan.  The Plan’s classification of Claims scheme is approved in all respects, including, but not limited to, the classification of Allowed TRA Claims as subordinated, unsecured, non-priority claims in Class 7(a).

9.                                      The treatment of all Claims and Interests as provided in the Plan shall be, and hereby is, approved.

ADMINISTRATIVE CLAIMS

10.                               Holders of Administrative Expense Claims (other than a Fee Claim) must file notice of such Administrative Expense Claims with this Court no later than thirty (30) days after the Effective Date (the “Administrative Expense Claims Bar Date”), unless otherwise extended by order of this Court.  Such notice must be served on the Reorganized Debtors, their counsel, counsel to the Deerfield Parties, and other necessary parties-in-interest.  Additionally, such notice must include, at a minimum, (a) the name of the holder of the Administrative Expense Claim, (b) the amount of the Administrative Expense Claim, and (c) the basis of the Administrative Expense Claim (including any documentation or evidence supporting such claim).  Failure to timely and properly file such a notice prior to the Administrative Expense Claims Bar Date and as required hereunder and pursuant to the Plan, shall result in the Administrative Expense Claim being forever barred and discharged.  An Administrative Expense Claim with respect to which notice has been properly filed and served may become an Allowed Expense Administrative Claim if no objection is filed within twenty-one (21) days after its filing and service.  If an objection is filed within such twenty-one (21) day period, the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent Allowed by this Court.  The United States Trustee is not required to file an Administrative Expense Claim for any outstanding pre-confirmation United States Trustee fees, which shall be paid by the Reorganized Debtors in accordance with section 1129(a)(12) of the Bankruptcy Code.

11.                               Each Professional Person who holds, or asserts, a Fee Claim for compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date shall, unless expressly stated otherwise herein, be required to file with this Court and serve on all parties required to receive such notice, an application for final allowances of compensation for services rendered and reimbursement of expenses incurred (a “Fee Application”) within forty-five (45) days after the Effective Date or such other deadline as set by this Court.  Failure to timely and properly file a Fee Application as required hereunder and pursuant to the Plan shall result in the Fee Claim being forever barred and discharged.  The deadline to file an objection to any Fee Application shall be twenty-one (21) days after the filing and service of a Fee Application.  An Administrative Expense Claim that is a Fee Claim, and where a Fee Application has been properly filed, shall become an Allowed Administrative Expense Claim only to the extent allowed by this Court.

12.                               On the Effective Date, unless previously established pursuant to the terms of the DIP Facility Order, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account in full on the Effective Date with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims.  As set forth in the DIP Facility Order, the Patient Care Ombudsman and Professional Persons retained by the Creditors’ Committee, the Equity Committee, and the Patient Care Ombudsman shall not be deemed to have waived any Claim for the payment of any Fee Claims that exceed the budget under the DIP Facility Agreement, and such Allowed Fee Claims of the Patient Care Ombudsman and Professional Persons retained by the Creditors’ Committee, the Equity Committee, and the Patient Care Ombudsman shall be paid by the Debtors or the Reorganized Debtors, as applicable.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee

Escrow Account shall be held in trust for Professional Persons until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fees owing to the applicable Professional Persons shall be paid in Cash to such Professional Persons from funds held in the Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court or authorized to be paid in accordance with an order of the Bankruptcy Court establishing procedures for interim compensation and reimbursement of expenses.  The Reorganized Debtors shall have no obligation to pay any Fee Claims or fund any amounts to the Fee Escrow Account.

13.                               The Reorganized Debtors are authorized and directed to immediately pay all Administrative Expense Claims, including Fee Claims, after such Claims are allowed by this Court, notwithstanding any appeal or motion for reconsideration of such order, unless a court of competent jurisdiction has issued a stay pending appeal or reconsideration of such order.

ENFORCEABILITY OF PLAN AND PLAN SUPPLEMENT

14.                               Pursuant to sections 1123(a), 1141(a), and 1142 of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan and all Plan-related documents (including, but not limited to, the documents contained in the Plan Supplement) shall be, and hereby are, valid, binding, and enforceable notwithstanding any otherwise applicable non-bankruptcy law.  Each of the Plan and the documents contained in the Plan Supplement is hereby approved.  The Debtors reserve the right to alter, amend, or modify the Plan and the Plan Supplement at any time prior to the Effective Date in accordance with applicable law.  The post-confirmation compensation structure disclosed in the Plan Supplement was disclosed for information purposes only in accordance with section 1129(a)(5) of the Bankruptcy Code, and nothing in this Confirmation Order, the Plan, or the Plan Supplement shall operate to approve or direct the implementation of the compensation structure as disclosed.

RESTRUCTURING TRANSACTIONS

15.                               The Restructuring Transactions implementing the Plan are hereby authorized without further order of this Court and shall be implemented in accordance with the provisions of the Plan and the documents contained in the Plan Supplement, without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders, officers, board of directors, partners, members, or managers of the Debtors or the Reorganized Debtors.

16.                               On the Effective Date —

(a)                                 The Existing Equity Interests in Adeptus Health LLC (“AHLLC”) shall be deemed to be cancelled.

(b)                                 New Equity Interests in AHLLC shall be issued to the Deerfield Parties pursuant to Sections 2.3 and 4.3 of the Plan and assigned to ADPT Operating, LLC (“Operating”).

(c)                                  Operating shall be the sole member of AHLLC, and Deerfield Management Company, L.P. (Series C) shall be the manager of AHLLC.

(d)                                 All Debtors that are designated in the Plan Supplement to be dissolved, including PubCo, shall be dissolved on the Effective Date, and the Existing Common Equity Interests of PubCo shall be deemed to be cancelled; provided, that the cancellation of such interests shall not affect the rights of holders of Existing Common Equity Interests of PubCo to receive distributions under the Plan.

17.                               To the extent that the allocation of Assets of the Debtors or their Estates to the Reorganized Debtors or the Litigation Trust are deemed to constitute “transfers” of property, such transfers of property (a) are legal, valid, and effective transfers of property, (b) shall vest in the Reorganized Debtors or the Litigation Trust, as applicable, with good, clean title to such property, free and clear of all Liens, charges, Claims, encumbrances, and Interests (except as may otherwise be provided for in the Plan), (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable non-bankruptcy law, and (d) do not and shall not subject the entity to whom such property was transferred to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws directly or indirectly affecting successor or transferee liability of any kind or nature whatsoever.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the ad valorem tax liens securing payment of the 2017 taxes are retained until all taxes, penalty, and interest that may accrue are paid in full.

18.                               Nothing in the Plan, the Findings and Conclusions, or this Confirmation Order is intended to limit, impair, or otherwise affect the Debtors’ rights to enter into and perform any agreements that are necessary to effectuate the Plan.

AUTHORIZATION TO IMPLEMENT PLAN

19.                               Upon the entry of this Confirmation Order, the Debtors and the Reorganized Debtors and their representatives are authorized to take, or cause to be taken, all corporate actions necessary or appropriate to implement and consummate all provisions of the Plan and to execute, enter into, or otherwise make effective all documents arising in connection therewith, including, without limitation, the documents contained in the Plan Supplement, prior to, on, or after the Effective Date.  All such actions taken, or caused to be taken, consistent herewith shall be, and hereby are, authorized and approved by this Court such that no further approval, act, or action needs to be taken under any applicable law, order, rule, or regulation, including without limitation, any action otherwise required by the officers or directors of the Debtors or the Reorganized Debtors.

20.                               The approvals and authorizations specifically set forth in this Confirmation Order shall not, and are not intended to, limit the authority of any Debtor or the Reorganized Debtors, or any officer, director, or other duly authorized representative thereof, to take any and all action necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

21.                               The new boards of directors of each Reorganized Debtor are authorized to serve, are duly qualified, and shall be empowered to act as permitted by applicable non-bankruptcy law on the Effective Date, without further reference to, or order of, this Court.

CANCELLATION OF CERTAIN EXISTING SECURITY INTERESTS

22.                               Upon the occurrence of the Effective Date, except as provided in Sections 4.2 and 5.7 of the Plan, all Liens against Assets shall be cancelled and annulled, and all Assets (except Litigation Trust Assets) shall vest in the Reorganized Debtors, free and clear of all Claims, Liens, charges, other encumbrances, and Interests.

SEPARATE EXISTENCE OF DEBTORS/REVESTING OF ASSETS

23.                               Each of the Debtors (except those Debtors that are designated in the Plan Supplement to be dissolved) shall continue to exist after the Effective Date as a separate entity, with all the powers available to such legal entity, in accordance with all applicable state and federal law and pursuant to the Reorganized Debtors’ governing documents, which shall become effective upon the Effective Date.  On or after the Effective Date, the Reorganized Debtors may, within their sole and exclusive discretion, take such action as permitted by applicable non-bankruptcy law as they determine is reasonable and appropriate, including without limitation, to change the Reorganized Debtors’ legal names.

24.                               On or after the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, except as otherwise provided in the Plan, or any Plan Document, all Assets of the Estates (other than Litigation Trust Assets), including all claims and rights, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, charges, other encumbrances, and Interests and without further order of this Court.  Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property without supervision of or approval by this Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Confirmation Order.  On and after the Effective Date, the Reorganized Debtors may prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) as set forth in the Plan or this Confirmation Order other than the Medical Malpractice Claims, General Unsecured Claims, Subordinated Claims, Convenience Class Claims, and any Claims relating to or in connection with Litigation Trust Causes of Action in accordance with the terms of the Litigation Trust Agreement and without further review or approval of this Court.  The Litigation Trust Trustee shall be the successor to the Debtors’ estates with the requisite authority to prosecute, compromise, or settle any Medical Malpractice Claims, General Unsecured Claims, Subordinated Claims, and Convenience Class Claims and Litigation Trust Causes of Action.  Without limiting the foregoing, the Reorganized Debtors and the Litigation Trust Trustee may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to, or further order of, this Court.

25.                               Notwithstanding the separate existence of the Reorganized Debtors after the Effective Date, pursuant to the Plan, distributions in respect of Allowed Claims will be made on a consolidated basis, without regard to which Debtor such Claim exists against, and in accordance with the substantive consolidation of the Debtors’ Estates.  Except as expressly provided in the Plan (or as otherwise ordered by the Bankruptcy Court), on the Effective Date: (a) all assets (and all proceeds thereof) and liabilities of the Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of each other, (b) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors and all such Claims shall be eliminated and extinguished, (c) all guaranties of the Debtors of the obligations of any other Debtor shall be deemed eliminated and extinguished so that any Claim against any Debtor, and any guarantee thereof executed by any Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, (d) each and every Claim filed or to be filed in any of the Chapter 11 Cases shall be treated filed against the consolidated Debtors and shall be treated one Claim against and obligation of the consolidated Debtors, and (e) for purposes of determining the availability of the right of set off under section 553 of the Bankruptcy Code, the Debtors shall be treated as one entity so that, subject to the other provisions of section 553 of the Bankruptcy Code, debts due to any of the Debtors may be set off against the debts of any of the other Debtors.  Such substantive consolidation shall not affect any subordination provisions set forth in any agreement relating to any Claim or Interest or the ability of the Reorganized Debtors or the Litigation Trust Trustee, as applicable, to seek to have any Claim or Interest subordinated in accordance with any contractual rights or equitable principles.

26.          Notwithstanding anything in this section to the contrary, all post-Effective Date fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930, if any, shall be calculated on a separate legal entity basis for each Reorganized Debtor.

RETENTION OF CAUSES OF ACTION

27.          As provided in the Plan, the Litigation Trust shall be governed and administered in accordance with the Litigation Trust Agreement and the Plan, including, but not limited to

(a) distributions to Litigation Trust Beneficiaries and the holders of Convenience Class Claims, (b) authority and appointment of the Litigation Trust Trustee, (c) authority and appointment of the Litigation Trust Oversight Board, (d) compensation of the Litigation Trust Trustee and the members of the Litigation Trust Oversight Board, (e) vesting of Litigation Trust Assets in the Litigation Trust, (f) payment of costs and expenses of the Litigation Trust, and (g) repayment of the Litigation Trust Initial Funding, if applicable, and any other funding obtained by the Litigation Trust to fund the expenses of the Litigation Trust, all of which shall be consistent with the terms of the Plan and the Litigation Trust Agreement.

28.          On the Effective Date, pursuant to section 1123(b)(3) of the Bankruptcy Code, the Litigation Trust shall be established in accordance with the Plan and the Litigation Trust Agreement, and the Litigation Trust Assets shall be transferred by the Debtors (and deemed transferred) to the Litigation Trust, free and clear of all Claims, Liens, charges, encumbrances, rights, and interests, without the need for any Person to take any further action or obtain any approval, and each holder of an Allowed Claim or Interest shall contribute to the Litigation Trust their interests in the Litigation Trust Causes of Action.  The Litigation Trust shall be authorized as the representative of the Estates to pursue such Litigation Trust Causes of Action.  Notwithstanding any other provision of the Plan, the Plan Supplement, any modification to the Plan Supplement, or this Confirmation Order, upon the Effective Date, all Causes of Action against University of Colorado Health, Texas Health Resources, and/or Dignity Health (each, a “Joint Venture Partner”); UCHealth Partners, LLC, FTH DFW Partners LLC, and/or AGH Phoenix LLC (each a “JV”); and their respective members and subsidiaries (together with the Joint Venture Partners and the JVs, collectively, the “JV Parties”), shall vest in the Reorganized Debtors and are expressly excluded from the Litigation Trust Assets and the Litigation Trust

Causes of Action; provided, that, in the event that any operating agreement of any JV Partner is rejected, modified, or terminated and such rejection, modification, or termination results in a Class 5 Claim, all Causes of Action against the JV Parties relating to such Joint Venture Partner shall vest in the Litigation Trust, without further action from any party or further order of this Court, and shall be included in the Litigation Trust Assets and the Litigation Trust Causes of Action.

29.          Except as otherwise provided in the Plan, including, without limitation, Sections 11.5, 11.6, 11.7, 11.8, and 11.9, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors or each holder of an Allowed Claim or Interest had immediately prior to the Effective Date on behalf of the Estates or of themselves, in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, but not limited to, rights, claims, Causes of Action, rights of setoff, offset, recoupment, or other legal or equitable defenses against any Person.  The Litigation Trust Trustee or the Reorganized Debtors, as applicable, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses in full, as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted by the Reorganized Debtors after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

PROCEDURES FOR DISPUTED CLAIMS

30.          Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the deadline to object to Claims (including Claims which may be entitled to priority under section 507 of the Bankruptcy Code) is the later of (a) one hundred eighty (180) days after the

Effective Date or (b) such later date as may be fixed by this Court upon any request by the Reorganized Debtors or the Litigation Trust Trustee, as applicable, which is filed prior to the expiration of any deadline set forth herein, and to the extent any such request is timely filed, the date shall automatically be extended until the Court resolves the request to extend the deadline. An automatic extension under this rule shall not require the issuance or entry of an order extending the time.  For avoidance of doubt, the Litigation Trust Trustee is a party in interest with respect to all objections to Claims and all compromises of such objections.  Following the Effective Date, the Litigation Trust Trustee, shall (a) be responsible for all aspects of the Medical Malpractice Claims, General Unsecured Claims, Subordinated Claims, and Convenience Class Claims reconciliation process and (b) use commercially reasonable efforts in administering all aspects of the Claims reconciliation process.  Following the Effective Date, the fees and costs related to the Medical Malpractice Claims, General Unsecured Claims, Subordinated Claims, and Convenience Class Claims reconciliation process shall be paid from the Litigation Trust Initial Funding; provided, that the Reorganized Debtors shall cooperate with the Litigation Trust Trustee and provide access to its employees and preserve all books and records which shall be necessary for the reconciliation of such Claims.

DISTRIBUTIONS

31.          Notwithstanding any provision in the Plan, the Reorganized Debtors shall make all Plan Distributions to the holders of Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, and Other Secured Claims, as applicable, and in accordance with the terms of the Plan, and the Disbursing Agent shall make all Plan Distributions to the holders of Medical Malpractice Claims (to the extent such claims are not fully satisfied from available insurance), General Unsecured Claims, Convenience Class Claims, Subordinated Claims, Existing Preferred Equity Interests, and Existing Common Equity Interests, as applicable, and in accordance with the terms of the Plan.  To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan and the Litigation Trust Agreement.  The Disbursing Agent shall also be responsible for remitting the 9019 Settlement Consideration to Electing Holders.

32.          As of 12:01 a.m. (prevailing Central Time) on the Distribution Record Date, the various lists of holders of Claims in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims after the Distribution Record Date.  Unless otherwise ordered by this Court and except with respect to any bar date which may occur after the Distribution Record Date, the Reorganized Debtors, the Litigation Trust Trustee, and the Disbursing Agent shall have no obligation to recognize any transfer of a Claim occurring after 12:01 a.m. (prevailing Central Time) on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, the Reorganized Debtors shall have no obligation to recognize any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount, unless such non-Debtor entity is sold resulting in the direct or indirect transfer of such executory contract or unexpired lease.

33.          All distributions under the Plan shall be made by the Reorganized Debtors or the Disbursing Agent or their respective agent(s) on and after the Effective Date as provided herein.  The Reorganized Debtors and the Disbursing Agent shall not be required to provide any bond or surety or other security for the performance of their duties.  The Debtors, the Reorganized Debtors, and their respective agents shall use all commercially reasonable efforts to provide the

Disbursing Agent with the amounts of Claims and Interests and the identities and addresses of holders of Claims and Interests with respect to the distributions to be made by the Disbursing Agent.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent to comply with the reporting and withholding requirements outlined in Section 7.15 of the Plan.

34.          The Reorganized Debtors or the Disbursing Agent, as applicable, will issue or cause to be issued, the applicable consideration under the Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim or an Allowed Interest in accordance with Sections 7.5 and 7.6 of the Plan.

35.          One hundred eighty (180) days after a distribution is returned as undeliverable, such distributions payable from the Litigation Trust or the Litigation Trust Assets on account of such Claim or Interest shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the respective Class of such Claim or Interest. The Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim or an Allowed Interest other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings. One hundred eighty (180) days after a distribution payable by the Reorganized Debtors is returned as undeliverable, such undeliverable distributions shall revert to the Reorganized Debtors.

36.          Except as specifically provided herein, at the option of the Reorganized Debtors or the Litigation Trust Trustee, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer.

37.          Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim or Interest shall receive, on account of such Allowed Claim or Interest, Plan Distributions in excess of the Allowed amount of such Claim or Interest.

38.          Except as otherwise provided in the Plan, to the extent that any Allowed Claim or Interest entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount (as determined for federal income tax purposes) of the Claim or Interest and then to accrued but unpaid interest.

39.          The issuance of and the distribution under the Plan of the New Equity Interests in the Designated Debtors shall be exempt from registration under the Securities Act of 1933 or the Securities Act of 1934 (collectively, the “Securities Acts”) and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code.  The New Equity Interests may be resold without registration under the Securities Acts or other federal securities laws pursuant to the exemption provided by the Securities Acts, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 101(49) of the Bankruptcy Code.  In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

40.          Each Reorganized Debtor or the Litigation Trust Trustee, as applicable, or such entity’s designee, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, offset or recoup against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim any and all claims, rights, and Causes of Action that a Reorganized Debtor or of Litigation Trust Causes of Action of the Litigation Trust

Trustee, as applicable, or their successors may hold against the holder of such Allowed Claim after the Effective Date, to the extent such setoff or recoupment is either (a) agreed in amount with the holder of the Allowed Claim or (b) otherwise adjudicated by this Court or another court of competent jurisdiction; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or the Litigation Trust, as applicable, or their successor of any claims, rights, or Causes of Action that may exist against such holder.

41.          The Reorganized Debtors or the Disbursing Agent, as applicable, shall be empowered to:  (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make applicable distributions or payments provided for under the Plan; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers (i) as may be vested in the Reorganized Debtors or the Disbursing Agent by order of this Court (including any Final Order issued after the Effective Date) or pursuant to the Plan or (ii) as deemed by the Reorganized Debtors or the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

42.          In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Reorganized Debtors or the Disbursing Agent and any other distributing party shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all Plan Distributions under the Plan shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash Plan Distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable, to each such holder.  If such form is requested and not submitted to the distributing party within ten (10) days of the request, the distributing party may, in its discretion, either (a) withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax, or (b) require the intended recipient of such distribution to provide the withholding agent with an amount of Cash sufficient to satisfy such withholding tax as a condition to receiving such distribution.  If such form is requested and submitted to the distributing party within ten (10) days of the request, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax; provided, that the distributing party shall first notify the intended recipient of such contemplated sale and offer the intended recipient the opportunity to provide sufficient Cash to satisfy such withholding tax in lieu of such sale.  The distributing party shall have the right, but not the obligation, not to make a Plan Distribution until its withholding obligation is satisfied as provided herein.  If an intended recipient of a non-Cash Plan Distribution is required to provide, or has agreed to provide, the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is one year after the request is made, such Plan Distribution shall be irrevocably revoked, and any Claim or Interest in respect of such Plan Distribution shall be discharged and forever barred from assertion against the Reorganized Debtors or the Litigation Trust Trustee, as applicable, or their respective property.  Any amounts withheld pursuant hereto shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan.  The distributing party may require a holder of an Allowed Claim or Interest to complete and return a Form W-8 or W-9, as applicable, to each such holder.

43.          Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a Plan Distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such Plan Distribution.

44.          The Reorganized Debtors or the Litigation Trust Trustee, as applicable, may, at any time, request that this Court estimate any Contingent Claim or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether an objection was previously filed with this Court with respect to such Claim, or whether this Court has ruled on any such objection, and this Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to such objection.  In the event that this Court estimates any Contingent Claim or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by this Court.  If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors or the Litigation Trust Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.  The aforementioned objection, estimation, and resolution procedures are intended to be cumulative and rather than procedures that are exclusive of the others.

THE LITIGATION TRUST

45.          The Litigation Trust Agreement, in substantially the form attached to the Findings and Conclusions, is approved in all respects.  The Litigation Trust shall be administered by the Litigation Trust Trustee, who shall have the powers and duties set forth in the Plan and the Litigation Trust Agreement.  The Debtors are authorized and directed to execute the Litigation Trust Agreement.  On the Effective Date, the Litigation Trust Initial Funding shall be transferred to the Litigation Trust.

46.                               As of the Effective Date, Alan J. Carr of Drivetrain Advisers is hereby approved and appointed as the initial Litigation Trust Trustee.  The terms of the Litigation Trust Trustee’s compensation as described in the Litigation Trust Agreement are hereby approved, and the fees and expenses of the Litigation Trust Trustee and its professionals shall be paid from the Litigation Trust’s assets.  The Litigation Trust Trustee is hereby vested with full irrevocable power and authority to take any and all actions which may be taken by the Litigation Trust Trustee as set forth in the Plan or the Litigation Trust Agreement, that are deemed necessary or appropriate to carry out the provisions of the Plan or the Litigation Trust Agreement.  The Litigation Trust Trustee shall have full, unqualified authority to delegate any or all of these powers to any of its authorized agents in accordance with the provisions of the Litigation Trust Agreement.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

47.                               The Court has approved the stipulation and agreed order among the Debtors, the Deerfield Parties, and Dignity Health (the “Dignity Stipulation”) [Dkt. No. 725], and this Confirmation Order (a) does not provide for the assumption or rejection of the “Arizona JV Agreements” (as defined in the Dignity Stipulation), (b) reserves the right of the Reorganized Debtors to seek to assume or reject the Arizona JV Agreements under the Plan following confirmation by separate motion in accordance with the “Scheduling Order” (as defined in the Dignity Stipulation), and (c) reserves the rights of Dignity and the “Arizona JV” (as defined in the Dignity Stipulation) to oppose assumption of the Arizona JV Agreements and any proposed cure amounts with respect to the Arizona JV Agreements on any grounds, including but not limited to, adequate assurance of future performance.  Notwithstanding anything to the contrary in this Confirmation Order or in the Plan, the rights of Dignity Health and AGH Phoenix LLC set forth in the Dignity Stipulation, including, but not limited to, any rights of recoupment or setoff under section 553 of the Bankruptcy Code and/or applicable law, are expressly reserved, without regard to which, if any, of the Arizona JV Agreements are ultimately assumed or rejected, as applicable, by the Reorganized Debtors.  This Court shall retain jurisdiction to address all matters that are set forth in the Dignity Stipulation.

48.                               The Court has approved the stipulation and agreed order among the Debtors, the Deerfield Parties, and University Colorado Health (the “UCH Stipulation”) [Dkt. No. 767], and this Confirmation Order (a) does not provide for the assumption or rejection of the “Colorado JV Agreements” (as defined in the UCH Stipulation), (b) reserves the rights of UCH and the Colorado JV to oppose assumption of the Colorado JV Agreements and any proposed cure amounts with respect to the Colorado JV Agreements on any grounds, including but not limited to, adequate assurance of future performance, and (c) addresses and establishes procedures for how “Other Colorado JV Agreements” (as defined in the UCH Stipulation) will be assumed and assigned or rejected.  The Court will retain jurisdiction to enter such orders as are necessary to implement the UCH Stipulation and to resolve  any disputes regarding the proposed assumption and assignment of the Other Colorado JV Agreements following the Effective Date of the Plan, as follows:

•                  With respect to treatment of the Other Colorado JV Agreements, notwithstanding anything to the contrary in the Plan or the Confirmation Order, the following procedures shall govern:  (a) on or before October 13, 2017, the Debtors shall file with the Court a notice of either (i) the Debtors’ rejection, or (ii) the Debtors’ proposed assumption and assignment (effective as of the closing date of the Potential Transaction (as defined in the UCH Stipulation) to the Colorado JV (or its designee), of any Other Colorado JV Agreement (the “Notice of Treatment of Colorado JV Agreements”), which notice shall be served on each counterparty thereto; (b) counterparties shall have fourteen (14) days from the filing of the Notice of Treatment of Colorado JV Agreements to file objections solely to the proposed assignment of the Other Colorado JV Agreements (but expressly excluding the Debtors’ proposed assumption of such agreements and proposed cure amount with respect thereto (as such deadline for objecting has already passed), unless an objection to the Debtors’ proposed assumption of such agreements or proposed cure amounts with respect thereto has been timely filed) and (c) the Court shall conduct a  hearing thereon on a date mutually agreeable to the Parties.

•                  With respect to any Other Colorado JV Agreement that is either (a) not identified for assignment on the Notice of Treatment of Colorado JV Agreements, or (b)  the subject of a Final Order of the Court denying the proposed assignment  of such Other Colorado JV Agreement, such executory contracts or leases shall be deemed to have been rejected by the Debtors as of the Effective Date of the Plan, pursuant to Section 9.1 of the Plan, unless the Debtors have otherwise (i) agreed to assume such executory contract or lease, (ii) provided written notice thereof by the later of (A) thirty (30) days after the entry of such Final Order, or (B) October 31, 2017; and (iii) resolved any pending objection to the Debtors’ assumption of such executory contract or lease.

49.                               Notwithstanding any other provision of the Plan, the Plan Supplement, or this Order, upon the Effective Date, the Debtors shall be deemed to have assumed the (a) Operating Agreement of FTH DFW Partners LLC dated as of May 10, 2016, by and between Texas Health Resources and ADPT DFW Holdings, LLC; and (b) Management Services Agreement dated as of May 26, 2016, by and between FTH DFW Partners LLC and Adeptus Health Management LLC (together with (a) above, the “THR Agreements”), as each of the THR Agreements have been modified by that certain Letter of Intent by and between FTH DFW Partners LC and its members, ADPT DFW Holdings, LLC, and Texas Health Resources (the “THR Letter of Intent”) upon the closing of the transactions contemplated by the THR Letter of Intent.  Each of Texas Health Resources, the Debtors, and the Reorganized Debtors reserve all rights regarding the assumption of the THR Agreements in the event the transactions contemplated by the THR Letter of Intent do not close.  If such closing does not take place, the dispute mechanisms of the THR Agreements shall control.

50.                               Except as otherwise provided for in the Plan, the Plan Supplement, and this Confirmation Order in regard to the assumption of the Assumed Contracts, on the Effective Date, all executory contracts and unexpired leases of the Debtors shall be, and hereby are, Assumed Contracts and are assumed in accordance with Section 5.3 of the Plan; provided, that the leases by and between one or more of the Debtors and GE HFS, LLC, scheduled on Exhibit 2 of the Second Notice of Modifications to Plan Supplement [Dkt. No. 678], shall not be assumed until entry of an order approving an Omnibus Amendment to such leases.

51.                               Each executory contract and unexpired lease to be assumed by the Debtors in accordance with Article IX of the Plan shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such contract or lease, and (b) all contracts or leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements, or franchises, and any other interests in real estate or rights in rem related to such premises.

52.                               Rejection of any executory contract or unexpired lease pursuant to the Plan and this Confirmation Order shall constitute adequate and sufficient notice that (a) any Claims arising thereunder or related thereto shall be treated as General Unsecured Claims under the Plan, and (b) the Reorganized Debtors are not bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating thereto or arising thereunder.  The inclusion of a contract, lease or other agreement in the Plan, the Disclosure Statement, or the Plan Supplement shall not constitute an admission by the Debtors, the Reorganized Debtors, or the Litigation Trust Trustee as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting

Claims against the Debtors or the Reorganized Debtors.  The Debtors, the Reorganized Debtors, and the Litigation Trust Trustee reserve all rights with respect to the characterization of any such agreements.

53.                               Any counterparty to an executory contract or unexpired lease that failed to object timely to the notice of the proposed assumption and assignment of such executory contract or unexpired lease or the relevant Cure Amount within the time set forth in Section 9.2 of the Plan shall be deemed to have assented to such assumption and/or Cure Amount (and that no nonmonetary defaults exist) and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or the amount of such Cure Amount thereafter.

54.                               At the election of the Debtors or the Reorganized Debtors, as applicable, with respect to any monetary defaults under any of the Assumed Contracts, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable, or (b) on such other terms as agreed to by the parties to such Assumed Contracts.

55.                               The payment of the applicable Cure Amounts (if any) shall (a) effect a cure of all defaults existing thereunder as of the Confirmation Hearing, (b) be deemed to fully compensate for any actual pecuniary loss to such non-debtor party resulting from such default, and (c) together with the assumption of the Assumed Contracts, constitute adequate assurance of future performance thereof.

56.                               The Assumed Contracts shall, as of the Effective Date, be valid, binding, and enforceable on the Reorganized Debtors and the other non-debtor counterparties thereto, in accordance with their respective terms.  Upon the payment of the applicable Cure Amount, if any, and subject to the terms and conditions of this Confirmation Order, (a) each Assumed Contract shall constitute a valid and existing interest in the property subject to such Assumed Contract, (b) none of the Debtors’ rights will have been released or waived under any such Assumed Contracts, (c) the Assumed Contracts will remain in full force and effect, and (d) no default shall exist under the Assumed Contracts nor shall there exist any event or condition which, with the passage of time or giving of notice, or both, would constitute such a default.

57.                               The Debtors have provided adequate assurance of future performance under the Assumed Contracts within the meaning of sections 365(b)(1)(C) and 365(b)(3) of the Bankruptcy Code (to the extent applicable).

58.                               There shall be no rent accelerations, assumption fees, increases, or any other fees or charges assessed to or against the Debtors or the Reorganized Debtors as a result of or in connection with the assumption of the Assumed Contracts.

59.                               Pursuant to sections 105(a), 363, and 365 of the Bankruptcy Code, except for the payment of Cure Amounts, if any, all parties to the Assumed Contracts are forever barred and permanently enjoined from raising or asserting against the Debtors, their Estates, and the Reorganized Debtors, and each of their successors or assigns, any assumption fee, default, breach, claim, pecuniary loss, or condition to assumption arising under or related to the Assumed Contracts existing as of the Effective Date.

60.                               The failure of the Debtors or their Estates to enforce any terms or conditions of any Assumed Contracts shall not constitute a waiver of such terms and conditions and shall not impair the rights of the Debtors or the Reorganized Debtors to enforce every term or condition of the Assumed Contracts.

61.                               If a Claim has been satisfied by the Debtors in connection with the payment of a Cure Amount made pursuant to an Order authorizing assumption of a lease or executory contract in these Chapter 11 Cases, the holder of such Claim shall not receive an additional distribution on account of such Claim, and such Claim shall be deemed released, waived, and withdrawn without further action by the holder of the Claim or further Order of this Court.

62.                               Any counterparty to a contract or lease that is identified on the Schedule of Rejected Contracts or is otherwise rejected by the Debtors must file and serve a proof of Claim in accordance with Section 9.3 of the Plan.  Any counterparty that fails to assert such a Claim in a timely manner shall be forever barred, estopped, and enjoined from asserting such Claim against the Reorganized Debtors or the Litigation Trust.

63.                               The Court has approved the Stipulation between the Debtors and MPT (the “MPT Stipulation”) [Dkt. No. 785].  The MPT Leases and Ancillary Documents as defined in the Stipulation are hereby assumed as of the Effective Date; provided, however, that the final Cure Amount due to MPT shall be determined in accordance with the terms of the MPT Stipulation.  MPT shall retain any Lien granted in the MPT Leases and Ancillary Documents to the same extent and with the same priority as MPT held prior to the Confirmation Date.

64.                               As set forth in the Findings and Conclusions, the TRA is not an executory contract and shall have no further force and effect upon the dissolution of PubCo, which shall be deemed to occur on the Effective Date; provided, that the right of the Debtors and the Deerfield Parties to enforce all subordination rights under the TRA shall be assigned to the Litigation Trust.

SETTLEMENTS AND COMPROMISES

65.                               All of the settlements and compromises contained in the Plan, including the  9019 Settlement, meet the applicable standards under section 1123(b)(3) and (6) of the Bankruptcy Code and Bankruptcy Rule 9019 for approval and implementation and are hereby approved.

66.                               The terms and provisions of the 9019 Settlement are incorporated herein for all purposes and are approved and ordered hereby, and any acts required under the 9019 Settlement are hereby authorized and ordered.

67.                               The terms of the settlements and compromises contained in the Plan, including the 9019 Settlement, are in the best interests of the Debtors’ Estates and the Debtors’ creditors, and all releases, if any, in the Plan and the 9019 Settlement are found to be reasonable and hereby expressly approved and are enforceable in accordance with their terms.

68.                               Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases, treatment, and other benefits provided under the Plan, the provisions of the Plan constitute a good faith settlement of all claims and controversies resolved pursuant to the Plan and the 9019 Settlement.  The entry of this Confirmation Order constitutes this Court’s approval of each of the settlements provided for or embodied in the Plan, including the 9019 Settlement, and the Findings and Conclusions constitute its determination that such settlements are in the best interests of the Debtors, their Estates, creditors, and other parties in interest and are fair, equitable, and within the range of reasonableness.

69.                               As soon as reasonably possible after the Effective Date, the Litigation Trust Trustee shall notify Eligible Holders of the option to opt out of the 9019 Settlement by causing the Registered Owner Opt-Out Form, substantially in the form attached hereto as Exhibit 2, to be served on registered owners of Existing Common Equity Interests and the Beneficial Owner Opt-Out Form, substantially in the form attached hereto as Exhibit 3, to be served on beneficial owners of Existing Common Equity Interests.  Eligible Holders who wish to opt out of the 9019 Settlement shall be required to take any necessary steps to opt out of the 9019 Settlement prior to the Election Termination Date, as follows:

(a)                                 Registered owners of Existing Common Equity Interests must return the Registered Owner Opt-Out Form prior to the Election Termination Date pursuant to the instructions set forth therein.

(b)                                 Beneficial owners of Existing Common Equity Interests held through a bank, broker, or other nominee (a “Nominee”) must arrange for the Nominee holding the corresponding Existing Common Equity Interests to provide the required instructions and to submit the underlying shares as to which the election has been made pursuant to the instructions set forth in the Beneficial Owner Opt Out Form prior to the Election Termination Date.

The instructions set forth in the Registered Owner Opt-Out Form and the Beneficial Owner Opt-Out Form are approved, and the Litigation Trust Trustee is authorized to take such other actions and to execute such other forms as is necessary and customary to provide notice to holders of Existing Common Equity Interests and to implement the 9019 Settlement.

70.                               Holders who still hold their Existing Common Equity Interests as of the Exchange Date shall be Litigation Trust Beneficiaries.  Holders who do not opt out of the 9019 Settlement and who still hold their Existing Common Equity Interests as of the Exchange Date shall be Electing Holders.

71.                               Records of any Holders of Existing Common Equity Interests as of the Exchange Date shall be maintained by the Litigation Trust Trustee.

72.                               A global record for The Depository Trust Company (“DTC”), representing any beneficial owners of Existing Common Equity Interests held through DTC as of the Opt-Out Deadline (or as soon thereafter as is reasonably practicable), shall be maintained by the Litigation Trust Trustee.  In addition, records with respect to individual Nominees shall be maintained by DTC or, if DTC is unable or unwilling to maintain such records, pursuant to a listing of Nominees as of the Election Termination Date (or as soon thereafter as is reasonably practicable) based upon records obtained from DTC and maintained by the Litigation Trust Trustee.

73.                               Any holder of Existing Common Equity Interests that does not return Registered Owner Opt-Out Form or the Beneficial Owner Opt-Out Form, as applicable, as set forth herein shall be bound by the 9019 Settlement as an Electing Holder.  Any opt-out of releases that holders of Existing Common Equity Interests executed prior to the Confirmation Hearing shall be disregarded.

EXCULPATIONS, RELEASES AND INJUNCTIONS

74.                               The exculpation, release and injunction provisions set forth in Article 11 of the Plan, as modified in Exhibit 1, attached hereto, (a) are incorporated into this Confirmation Order by reference and (b) are approved and shall be effective without further action upon the occurrence of the Effective Date.  Notwithstanding anything to the contrary in this Plan, the release set forth in the Plan shall not effect a third party discharge in contravention of section 524(e) of the Bankruptcy Code.

75.                               To the extent permitted by applicable law and except for actions resulting from crimes, intentional fraud, gross negligence, willful misconduct, or, in the case of Professional Persons, ethical violations, each of the Creditors’ Committee, the Creditors’

Committee’s Professional Persons, the Creditors’ Committee Members, the Equity Committee, the Equity Committee’s Professional Persons, and the Equity Committee Members shall not have or incur, and is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the DIP Facility Loan Agreement, the Disclosure Statement, the Restructuring Transactions, and this Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, this Plan; the funding of this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of Securities under or in connection with this Plan; or the transactions in furtherance of any of the foregoing.  In all respects, such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such exculpated parties from liability.

76.                               The Bankruptcy Court shall retain exclusive jurisdiction over any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any Claims against the Protected Parties in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the DIP Facility Loan Agreement, the Disclosure Statement, the Restructuring Transactions, and this Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, this Plan; the funding of this Plan; the occurrence of the Effective Date; the administration of this Plan or the property to be distributed under this Plan; the issuance of Securities under or in connection with this Plan; or the transactions in furtherance of any of the foregoing.  In all respects, such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.  The protection of the injunction set forth in this Section shall be in addition to, and shall not limit, all other releases indemnities, injunctions, exculpations and any other applicable law or rules protecting the Protected Parties from liability.  To the extent that any Person seeks to pursue a Claim or Cause of Action against any Protected Party, such Person must first obtain leave from the Bankruptcy Court to pursue such claim, and, unless the Bankruptcy Court orders otherwise, any such Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities shall be asserted in the Bankruptcy Court. Notwithstanding anything to the contrary in this Plan, this Protected Party injunction shall not effect a third party discharge in contravention of 11 U.S.C. § 524(e).

77.                               Neither the Patient Care Ombudsman nor any Professional Person retained by the Patient Care Ombudsman shall have any liability with respect to any act, omission, statement, or representation arising out of, relating to, or involving, in any way, the Patient Care Ombudsman’s evaluations, reports, pleadings, or other writings filed by or on behalf of the Patient Care Ombudsman in or in connection with the Chapter 11 Cases other than acts or omissions involving or arising out of gross negligence, willful misconduct, attorney malpractice, or a violation of applicable disciplinary or ethical rules. This provision shall be valid only to the extent it complies with any applicable rules of professional conduct.

78.                               Except as may be expressly provided otherwise in an Order of this Court, the commencement or prosecution by any Person or entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including, without limitation, the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan shall be, and hereby is, permanently enjoined and prohibited.

79.                               Upon the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or this Confirmation Order, as of the entry of this Confirmation Order, all Persons who have held, hold, or may hold Claims or Interests shall be, and hereby are, with respect to any such Claim or Interest, permanently enjoined from:  (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, an Estate, or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection or any property of any such transferee or successor; (b) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection or any property of any such transferee or successor; (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, the Litigation Trust, the Litigation Trust Trustee, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection or any property of any such transferee or successor; (d) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan and the Plan Documents, to the full extent permitted by applicable law; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents; provided, that nothing contained herein shall preclude such Persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, or an Estate from exercising their rights and remedies, or obtaining benefits, pursuant to and consistent with the terms of the Plan and the Plan Documents.

80.                               By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest will be deemed to have affirmatively and specifically consented to be bound by the Plan, including, without limitation, the injunctions set forth in this section.

81.                               Notwithstanding any provision of this Confirmation Order, the Plan, or any Plan Document, nothing herein or therein does or shall limit or otherwise impact the rights of the lead plaintiffs or the putative class in the Securities Class Actions (as defined in the Disclosure Statement) to (a) prosecute the Securities Class Actions against any non-Debtor defendant named or to be named therein, (b) recover from any proceeds of available insurance on account of (i) any Cause of Action asserted against any non-Debtor defendant named or to be named in the Securities Class Actions or (ii) any Claim against any Debtor, or (c) seek discovery from any

Debtor (prior to the Effective Date) or any Reorganized Debtor, the Litigation Trust, and/or the Litigation Trust Trustee (on or after the Effective Date), and nothing herein or therein does or shall limit or otherwise impact the rights of the Reorganized Debtors, the Litigation Trust Trustee, or any other party to contest whether such plaintiffs are entitled to recover any proceeds of available insurance or to contest any discovery demand or request pursuant to any applicable rules of civil procedure.

EFFECT OF CONFIRMATION

82.                               The discharge provisions set forth in Article 11 of the Plan (a) are hereby incorporated into this Confirmation Order by reference and (b) shall be, and hereby are, approved and shall be effective without further action upon the occurrence of the Effective Date.

83.                               The rights afforded in the Plan, the Plan Supplement, or the Litigation Trust Agreement and the treatment of all Claims and Interests therein shall be, and hereby are, in exchange for a complete discharge of all (a) Claims of any nature whatsoever, against the Debtors, or any of their Estates, assets, properties, or interests in property and (b) the Interests.  Except as otherwise provided in the Plan, on the Effective Date, all Claims against and Interests in the Debtors shall be discharged, and the Reorganized Debtors shall not be responsible for any pre-Effective Date obligations of the Debtors except those required to be paid under the Plan, as applicable.  Except as otherwise provided in the Plan, all Persons and entities shall be precluded and forever barred from asserting against the Debtors, the Reorganized Debtors, the Estates, the Debtors’ assets, properties, or interests in property, any event, occurrence, condition, thing, or other or further Claims or causes of action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.  Specifically, the Reorganized Debtors, the Deerfield Parties, and their affiliates shall not be direct or indirect successors to PubCo, and the TRA shall not be enforceable against the Reorganized Debtors, the Deerfield Parties, or their affiliates.

84.                               This Confirmation Order constitutes a judicial determination of discharge of all liabilities of the Debtors, their Estates, and all successors thereto, in each case as and to the extent set forth in the Plan.  To the fullest extent permitted by sections 105, 524, and 1141 of the Bankruptcy Code, such discharge voids any judgment related to a discharged Claim that was obtained at any time against the Debtors, their Estates, or any successor thereto, and operates as an injunction against the prosecution of any action against the property of the Debtors, their Estates, or the Reorganized Debtors.

85.                               Additionally, except as otherwise provided herein or in the Plan, all Claims of any nature whatsoever shall be automatically discharged forever on the Effective Date without further notice or order.  Furthermore, except as otherwise provided herein or in the Plan, on the Effective Date, the Debtors, their Estates, and all successors thereto shall be deemed fully discharged from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), (h), or (i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt was timely filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt has accepted the Plan.

86.                               Except as otherwise provided herein or in the Plan, upon the occurrence of the Effective Date, the Debtors shall be discharged from all Claims and causes of action to the fullest extent permitted by section 1141 of the Bankruptcy Code, and all holders of Claims and Interests shall be precluded from asserting against the Debtors, their assets, any property dealt with under the Plan, or the Reorganized Debtors, any further or other claim or cause of action based upon any act or omission, transaction, event, thing, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date.

87.                               Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor, the Litigation Trust, or to any party pursuant to, in contemplation of, or in connection with the Plan or this Confirmation Order or pursuant to: (a) the issuance, transfer, or exchange of any securities, instruments, or documents, (b) the creation of any Lien, mortgage, deed of trust, or other security interest, (c) all sale transactions consummated by the Debtors and approved by this Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, (d) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, and (e) the issuance, renewal, modification, or securing of indebtedness by such means and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, this Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or Governmental Unit in which any instrument hereunder is to be recorded are hereby ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

88.                               The provisions of section 1145 of the Bankruptcy Code are applicable to the issuance and distribution of any securities issued under the Plan or any document in the Plan Supplement, including, without limitation, the New Equity Interests.  Therefore, to the extent that an “offer or sale” is deemed to have occurred, any such securities are exempt from the requirements of the Securities Acts and any state or local law requiring registration.

RETENTION OF JURISDICTION

89.                               Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, this Court shall retain and shall have exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters (a) arising in or related to the Chapter 11 Cases or the Plan, (b) that relates to the matters set forth in the Plan or (c) which this Court is required or permitted to hear and determine as provided in the Litigation Trust Agreement for, among other things, the purposes listed in Article XII of the Plan.

90.                               Notwithstanding anything to the contrary in this Confirmation Order, nothing shall limit this Court’s jurisdiction with respect to determination of the Debtors’ tax liabilities under section 505 of the Bankruptcy Code or other applicable law.

MISCELLANEOUS PROVISIONS

91.                               All injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of this Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

92.                               The terms and provisions of this Confirmation Order shall be binding in all respects upon the Litigation Trust Trustee, the Debtors and their Estates, the Reorganized Debtors, all holders of Claims against or Interests in the Debtors (whether known or unknown), any holders of encumbrances against or on all or any portion of the Debtors’ assets, all non-debtor parties to any assumed executory contracts or unexpired leases, and all of their successors and assigns, and any trustee subsequently appointed upon a conversion to chapter 7 under the Bankruptcy Code of the Chapter 11 Cases.

93.                               During the period from the conclusion of the Confirmation Hearing through and until the Effective Date, the Debtors shall continue to operate their businesses as debtors-in-possession, subject to the oversight of this Court as provided in the Bankruptcy Code, the Bankruptcy Rules, and all orders of this Court that are then in full force and effect.

94.                               Nothing in the Plan or this Confirmation Order is intended to affect or modify the rights of any party under section 502(j) of the Bankruptcy Code; provided, that the allowance of the Deerfield Secured Claims and the Deerfield Deficiency Claims shall not be subject to reconsideration.

95.                               Except with respect to the treatment of any Claim, nothing in the Plan or this Confirmation Order shall be construed to modify, discharge, alter, amend, or impair the terms of, or rights under or reserved in, any agreement (including any reservations of rights contained therein) between a Debtor and any party-in-interest that has been previously approved by a Final Order of this Court.

96.                               A certified copy of this Confirmation Order may be filed with the appropriate clerk and/or recorded in order to cancel any of the Liens, Claims, or encumbrances of record, although such recordation shall not be required in order to effectuate the provisions of the Plan.

97.                               Without the need for a further Court order or authorization, but subject to the express terms of this Confirmation Order, the Debtors and the Reorganized Debtors, as applicable, shall be authorized and empowered as may be necessary to make non-material modifications to the documents filed with the Court, including the various documents included in the Plan Supplement.

98.                               On the Effective Date, the Creditors’ Committee and the Equity Committee shall automatically dissolve.  Upon dissolution, its members, Professionals, and agents shall be released from any duties or obligations with respect to their constituents or in conjunction with these Chapter 11 Cases, except to the extent that the by-laws of the respective committees impose any duties that remain in effect after the consummation of a plan of reorganization; provided, that, after the Effective Date, any Professional Person retained by the Creditors’ Committee or the Equity Committee shall have the right to file and prosecute Fee Claims, and to prosecute or defend any appeal regarding such Fee Claims or any appeal of any Final Order which is entered prior to the Effective Date and thereafter file and prosecute Fee Claims for such actions.

99.                               On the Effective Date, the duties and responsibilities of the Patient Care Ombudsman shall be terminated, and the Patient Care Ombudsman shall be discharged from his duties under section 333 of the Bankruptcy Code and shall not be required to file any further reports or perform any additional duties; provided, that, after the Effective Date, the Patient Care Ombudsman and any Professional Person retained by the Patient Care Ombudsman shall have the right to file and prosecute Fee Claims.

100.                        Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or the Plan Supplement, nothing in this Confirmation Order, the Plan, or the Plan Supplement shall, without the agreement of any affected entity, (a) serve to discharge, release, or otherwise affect any obligation now existing or hereafter coming into existence which was not, as of the date of the Effective Date, a Claim within the meaning of section 101(5) of the Bankruptcy Code, or (b) abrogate or limit the right of any entity to due process.

101.        Specific reference to an entity in this Confirmation Order does not constitute a determination by this Court or agreement by the Debtors or Reorganized Debtors that another unnamed entity that is similarly situated is or is not entitled to identical treatment.

102.        If any Person or entity which has filed statements or other documents or agreements evidencing a Lien, Claim, encumbrance, or interest in all or any portion of the Debtors’ Assets does not deliver to the Debtors or the Reorganized Debtors, as applicable, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of Liens and easements, or any other documents necessary for the purpose of documenting the release of all Liens, Claims, or encumbrances which the Person or entity has or may assert, the Debtors or the Reorganized Debtors are hereby authorized to execute and file such statements, instruments, releases, and other documents on behalf of such Person or entity.

103.        This Confirmation Order is and shall be binding upon and govern the acts of all Persons and entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, Secretaries of State, federal, state or local officials, and all other Persons or entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or statement of title in or to any lease, and of them is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan.

104.        To the extent there are any inconsistencies between the terms of this Confirmation Order and the Plan or any related agreements, documents, or other instruments, the terms of this Confirmation Order shall control.

105.        After its entry, the Debtors will serve notice of the entry of this Confirmation Order including, among other things, notice of (a) relevant deadlines and dates on those parties required to be served by Bankruptcy Rule 2002 and (b) the occurrence of the Effective Date, substantially in the form as set forth in Exhibit 4.

106.        All time periods set forth in this Confirmation Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

107.        This Court specifically retains jurisdiction to determine whether or not any claim or right has been affected by the Plan or this Confirmation Order.

### END OF ORDER ###

Submitted by:

Louis R. Strubeck, Jr. (SBT 19425600)

John N. Schwartz (SBT 00797397)

Liz Boydston (SBT 24053684)

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-7932

Telephone: (214) 855-8000

Facsimile:  (214) 855-8200

louis.strubeck@nortonrosefulbright.com

john.schwartz@nortonrosefulbright.com

liz.boydston@nortonrosefulbright.com

Bankruptcy Counsel to the Debtors and

Debtors in Possession

Appendix

(Sorted Alphabetically)

#	Debtor Name	Case No.	EIN
1.	Adeptus Health Colorado Holdings LLC	17-31448	30-0857912
2.	Adeptus Health Inc.	17-31434	46-5037387
3.	Adeptus Health LLC	17-31435	32-0432716
4.	Adeptus Health Management LLC	17-31455	32-0448472
5.	Adeptus Health Phoenix Holdings LLC	17-31461	35-2487075
6.	Adeptus Health Ventures LLC	17-31466	36-4802997
7.	ADPT Columbus Holdings LLC	17-31471	36-4835265
8.	ADPT DFW Holdings LLC	17-31432	30-0857947
9.	ADPT Houston Holdings LLC	17-31479	30-0857977
10.	ADPT New Orleans Holdings LLC	17-31486	32-0479313
11.	ADPT New Orleans Management LLC	17-31493	Pending
12.	ADPT-AZ MPT Holdings LLC	17-31497	61-1772047
13.	ADPT-AZ RE Holdings LLC	17-31502	47-5241979
14.	ADPT-CO MPT Holdings LLC	17-31508	47-3512571
15.	ADPT-CO RE Holdings LLC	17-31512	47-3565144
16.	ADPT-Columbus MPT Holdings LLC	17-31519	Pending
17.	ADPT-Columbus RE Holdings LLC	17-31523	Pending
18.	ADPT-DFW MPT Holdings LLC	17-31527	81-0772445
19.	ADPT-DFW RE Holdings LLC	17-31532	81-0785981
20.	ADPT-Houston MPT Holdings LLC	17-31533	30-0914017
21.	ADPT-Houston RE Holdings LLC	17-31536	61-1781468
22.	ADPT-LA MPT Holdings LLC	17-31542	81-0752643
23.	ADPT-LA RE Holdings LLC	17-31545	81-0758384
24.	AJNH Medical Center LLC	17-31548	36-4729524
25.	Alamo Heights SA Medical Center LLC	17-31553	35-2547715
26.	Algiers Medical Center LLC	17-31556	32-0455775
27.	Alvin Medical Center LLC	17-31561	90-1008817
28.	Anthem Medical Center LLC	17-31564	37-1740119
29.	Antoine Medical Center LLC	17-31440	35-2537322
30.	Arizona General ER LLC	17-31444	90-1025598
31.	Atascocita 1960 Medical Center LLC	17-31449	36-4780687
32.	Austin Brodie Medical Center LLC	17-31454	61-1713294
33.	Baytown Medical Center LLC	17-31456	30-0840445
34.	Bella Terra Medical Center LLC	17-31459	80-0957867
35.	Bender’s Landing Medical Center LLC	17-31468	37-1752156
36.	Blacklick Woods Medical Center LLC	17-31475	30-0805532
37.	Briar Forest-Eldridge Medical Center LLC	17-31482	35-2481862
38.	Broad Wagoner Medical Center LLC	17-31488	35-2492252
39.	Brushy Creek Medical Center LLC	17-31494	38-3923792
40.	Camelback 83rd Medical Center LLC	17-31498	38-3945993
41.	Cedar Park Lakeline Medical Center LLC	17-31505	35-2493773
42.	Centennial Medical Center LLC	17-31509	32-0436930
43.	Center Street DP Medical Center LLC	17-31516	35-2453223
44.	Chandler Germann Medical Center LLC	17-31521	80-0938469
45.	Chandler Heights Medical Center LLC	17-31525	32-0456525

#	Debtor Name	Case No.	EIN
46.	Cinco Ranch Medical Center LLC	17-31529	61-1744313
47.	Colonial Lakes Medical Center LLC	17-31535	90-1004044
48.	Colorado General Hospital LLC	17-31539	35-2506314
49.	Conroe Medical Center LLC	17-31544	37-1743660
50.	Converse Medical Center LLC	17-31551	30-0820305
51.	Copperwood Medical Center LLC	17-31554	84-1697403
52.	Creekside Forest Medical Center LLC	17-31557	36-4781064
53.	Culebra-Tezel Medical Center LLC	17-31559	90-1020838
54.	De Zavala Medical Center LLC	17-31560	30-0879734
55.	Dublin Medical Center LLC	17-31563	80-0965351
56.	Eagles Nest Medical Center LLC	17-31565	04-3847518
57.	East Mesa Medical Center LLC	17-31437	90-1033851
58.	East Pflugerville Medical Center LLC	17-31439	90-1023315
59.	East Riverside Medical Center LLC	17-31442	38-3973259
60.	ECC Management, LLC	17-31443	16-1711879
61.	FCER Management, LLC	17-31447	11-3798239
62.	First Choice ER, LLC	17-31436	27-5348156
63.	First Texas Hospital Cy-Fair LLC	17-31451	47-3480091
64.	Four Points Medical Center LLC	17-31464	38-3938637
65.	Friendswood Medical Center LLC	17-31469	38-3916132
66.	FTH Houston Partners LLC	17-31474	47-3466871
67.	Garland Centerville Medical Center LLC	17-31477	35-2537960
68.	Gilbert Medical Center LLC	17-31481	80-0940827
69.	Gleannloch Farms Medical Center LLC	17-31485	35-2481256
70.	Glendale Medical Center LLC	17-31489	90-1012820
71.	Goodyear Medical Center LLC	17-31490	90-1007336
72.	Greenville Stacy Medical Center LLC	17-31492	38-3926926
73.	Guadalupe River Medical Center LLC	17-31496	35-2514826
74.	Hampden Tower Medical Center LLC	17-31499	38-3928757
75.	Helotes Medical Center LLC	17-31501	36-4782313
76.	Hilliard Medical Center LLC	17-31504	35-2491198
77.	Houston 9520 Jones Medical Center LLC	17-31507	32-0432459
78.	Houston FM 1960 Medical Center LLC	17-31511	37-1783329
79.	Katy ER Center LLC	17-31514	45-2583773
80.	Keller Medical Center LLC	17-31517	61-1736669
81.	Kingwood Medical Center LLC	17-31520	80-0684495
82.	Kuykendahl Medical Center LLC	17-31524	34-2028269
83.	La Porte Medical Center LLC	17-31526	80-0927953
84.	Lakewood Forest Medical Center LLC	17-31530	90-1013791
85.	League City Medical Center LLC	17-31438	36-4766358
86.	Legacy Trails Medical Center LLC	17-31441	61-1744649
87.	Lewis Center Medical Center LLC	17-31445	32-0431791
88.	Litchfield Park Medical Center LLC	17-31446	36-4801379
89.	Louetta Medical Center LLC	17-31450	74-3178584
90.	Marrero Medical Center LLC	17-31453	61-1753468
91.	Meadowbrook Heights Medical Center LLC	17-31457	32-0448039
92.	Medical Center of Crosby Lynchburg LLC	17-31458	38-3922039
93.	Medical Center of Spring Rayford Richards LLC	17-31462	37-1747613

#	Debtor Name	Case No.	EIN
94.	Mesa Tierra Medical Center LLC	17-31465	35-2523890
95.	Midlothian Medical Center LLC	17-31470	30-0802928
96.	Mountain Park Ranch Medical Center LLC	17-31473	38-3939092
97.	National Medical Professionals of Arizona LLC	17-31478	37-1757007
98.	National Medical Professionals of Ohio LLC	17-31483	30-0829176
99.	New Orleans East Medical Center LLC	17-31510	61-1753435
100.	Northwest Harris County Medical Center LLC	17-31538	36-4781722
101.	Ohio General ER LLC	17-31540	38-3918055
102.	Ohio General Hospital LLC	17-31547	80-0956267
103.	OpFree Licensing LP	17-31549	01-0831027
104.	OpFree RE Investments, Ltd.	17-31558	06-1740727
105.	OpFree, LLC	17-31562	34-2028263
106.	Pearland 518 Medical Center LLC	17-31566	90-1025398
107.	Pearland Parkway Medical Center LLC	17-31567	51-0576704
108.	Pearland Sunrise Medical Center LLC	17-31568	90-1001726
109.	Pflugerville Medical Center LLC	17-31569	45-2552050
110.	Potranco Medical Center LLC	17-31570	80-0966887
111.	Provinces Medical Center LLC	17-31571	80-0967881
112.	Queen Creek Medical Center LLC	17-31572	32-0457346
113.	Rosenberg Medical Center LLC	17-31452	80-0964882
114.	Roy Richard Medical Center LLC	17-31460	35-2491802
115.	San Antonio Nacogdoches Medical Center LLC	17-31463	80-0937326
116.	San Tan Valley Medical Center LLC	17-31467	36-4801184
117.	Seguin Foster Medical Center LLC	17-31472	35-2532650
118.	Sienna Plantation Medical Center LLC	17-31476	90-1009094
119.	South Bend Medical Center LLC	17-31480	61-1770288
120.	South Carrier Medical Center LLC	17-31484	32-0429602
121.	South Green Oaks Medical Center LLC	17-31487	90-1012518
122.	Spanish Oaks Medical Center LLC	17-31491	90-1012951
123.	Spring 2920 Medical Center LLC	17-31495	36-4776092
124.	Spring Green Medical Center LLC	17-31500	Pending
125.	SSH Medical Center LLC	17-31503	77-0666943
126.	Sterling Ridge Medical Center II LLC	17-31506	32-0439505
127.	Sterling Ridge Medical Center LLC	17-31513	16-1711883
128.	Summerwood Medical Center LLC	17-31515	30-0802964
129.	Surprise Medical Center LLC	17-31518	90-1012038
130.	SW Chandler Medical Center LLC	17-31522	90-1032288
131.	Sycamore School Medical Center LLC	17-31528	35-2494277
132.	Tempe McClintock Baseline Medical Center LLC	17-31531	38-3923748
133.	Tempe Rural-Baseline Medical Center LLC	17-31534	30-0852296
134.	Texas Regional Hospital LLC	17-31537	37-1753820
135.	Victory Lakes Medical Center LLC	17-31541	37-1751372
136.	Wadsworth-Belleview Medical Center LLC	17-31543	35-2486458
137.	Waterside Medical Center LLC	17-31546	36-4767886
138.	White Settlement Medical Center LLC	17-31550	38-3970573
139.	Wilderness-Hardy Oak Medical Center LLC	17-31552	80-0954867
140.	William Cannon Medical Center LLC	17-31555	35-2493839

(Sorted Numerically By Case Number)

#	Debtor Name	Case No.	EIN
1.	ADPT DFW Holdings LLC	17-31432	30-0857947
2.	Adeptus Health Inc.	17-31434	46-5037387
3.	Adeptus Health LLC	17-31435	32-0432716
4.	First Choice ER, LLC	17-31436	27-5348156
5.	East Mesa Medical Center LLC	17-31437	90-1033851
6.	League City Medical Center LLC	17-31438	36-4766358
7.	East Pflugerville Medical Center LLC	17-31439	90-1023315
8.	Antoine Medical Center LLC	17-31440	35-2537322
9.	Legacy Trails Medical Center LLC	17-31441	61-1744649
10.	East Riverside Medical Center LLC	17-31442	38-3973259
11.	ECC Management, LLC	17-31443	16-1711879
12.	Arizona General ER LLC	17-31444	90-1025598
13.	Lewis Center Medical Center LLC	17-31445	32-0431791
14.	Litchfield Park Medical Center LLC	17-31446	36-4801379
15.	FCER Management, LLC	17-31447	11-3798239
16.	Adeptus Health Colorado Holdings LLC	17-31448	30-0857912
17.	Atascocita 1960 Medical Center LLC	17-31449	36-4780687
18.	Louetta Medical Center LLC	17-31450	74-3178584
19.	First Texas Hospital Cy-Fair LLC	17-31451	47-3480091
20.	Rosenberg Medical Center LLC	17-31452	80-0964882
21.	Marrero Medical Center LLC	17-31453	61-1753468
22.	Austin Brodie Medical Center LLC	17-31454	61-1713294
23.	Adeptus Health Management LLC	17-31455	32-0448472
24.	Baytown Medical Center LLC	17-31456	30-0840445
25.	Meadowbrook Heights Medical Center LLC	17-31457	32-0448039
26.	Medical Center of Crosby Lynchburg LLC	17-31458	38-3922039
27.	Bella Terra Medical Center LLC	17-31459	80-0957867
28.	Roy Richard Medical Center LLC	17-31460	35-2491802
29.	Adeptus Health Phoenix Holdings LLC	17-31461	35-2487075
30.	Medical Center of Spring Rayford Richards LLC	17-31462	37-1747613
31.	San Antonio Nacogdoches Medical Center LLC	17-31463	80-0937326
32.	Four Points Medical Center LLC	17-31464	38-3938637
33.	Mesa Tierra Medical Center LLC	17-31465	35-2523890
34.	Adeptus Health Ventures LLC	17-31466	36-4802997
35.	San Tan Valley Medical Center LLC	17-31467	36-4801184
36.	Bender’s Landing Medical Center LLC	17-31468	37-1752156
37.	Friendswood Medical Center LLC	17-31469	38-3916132
38.	Midlothian Medical Center LLC	17-31470	30-0802928
39.	ADPT Columbus Holdings LLC	17-31471	36-4835265
40.	Seguin Foster Medical Center LLC	17-31472	35-2532650
41.	Mountain Park Ranch Medical Center LLC	17-31473	38-3939092
42.	FTH Houston Partners LLC	17-31474	47-3466871
43.	Blacklick Woods Medical Center LLC	17-31475	30-0805532
44.	Sienna Plantation Medical Center LLC	17-31476	90-1009094
45.	Garland Centerville Medical Center LLC	17-31477	35-2537960

#	Debtor Name	Case No.	EIN
46.	National Medical Professionals of Arizona LLC	17-31478	37-1757007
47.	ADPT Houston Holdings LLC	17-31479	30-0857977
48.	South Bend Medical Center LLC	17-31480	61-1770288
49.	Gilbert Medical Center LLC	17-31481	80-0940827
50.	Briar Forest-Eldridge Medical Center LLC	17-31482	35-2481862
51.	National Medical Professionals of Ohio LLC	17-31483	30-0829176
52.	South Carrier Medical Center LLC	17-31484	32-0429602
53.	Gleannloch Farms Medical Center LLC	17-31485	35-2481256
54.	ADPT New Orleans Holdings LLC	17-31486	32-0479313
55.	South Green Oaks Medical Center LLC	17-31487	90-1012518
56.	Broad Wagoner Medical Center LLC	17-31488	35-2492252
57.	Glendale Medical Center LLC	17-31489	90-1012820
58.	Goodyear Medical Center LLC	17-31490	90-1007336
59.	Spanish Oaks Medical Center LLC	17-31491	90-1012951
60.	Greenville Stacy Medical Center LLC	17-31492	38-3926926
61.	ADPT New Orleans Management LLC	17-31493	Pending
62.	Brushy Creek Medical Center LLC	17-31494	38-3923792
63.	Spring 2920 Medical Center LLC	17-31495	36-4776092
64.	Guadalupe River Medical Center LLC	17-31496	35-2514826
65.	ADPT-AZ MPT Holdings LLC	17-31497	61-1772047
66.	Camelback 83rd Medical Center LLC	17-31498	38-3945993
67.	Hampden Tower Medical Center LLC	17-31499	38-3928757
68.	Spring Green Medical Center LLC	17-31500	Pending
69.	Helotes Medical Center LLC	17-31501	36-4782313
70.	ADPT-AZ RE Holdings LLC	17-31502	47-5241979
71.	SSH Medical Center LLC	17-31503	77-0666943
72.	Hilliard Medical Center LLC	17-31504	35-2491198
73.	Cedar Park Lakeline Medical Center LLC	17-31505	35-2493773
74.	Sterling Ridge Medical Center II LLC	17-31506	32-0439505
75.	Houston 9520 Jones Medical Center LLC	17-31507	32-0432459
76.	ADPT-CO MPT Holdings LLC	17-31508	47-3512571
77.	Centennial Medical Center LLC	17-31509	32-0436930
78.	New Orleans East Medical Center LLC	17-31510	61-1753435
79.	Houston FM 1960 Medical Center LLC	17-31511	37-1783329
80.	ADPT-CO RE Holdings LLC	17-31512	47-3565144
81.	Sterling Ridge Medical Center LLC	17-31513	16-1711883
82.	Katy ER Center LLC	17-31514	45-2583773
83.	Summerwood Medical Center LLC	17-31515	30-0802964
84.	Center Street DP Medical Center LLC	17-31516	35-2453223
85.	Keller Medical Center LLC	17-31517	61-1736669
86.	Surprise Medical Center LLC	17-31518	90-1012038
87.	ADPT-Columbus MPT Holdings LLC	17-31519	Pending
88.	Kingwood Medical Center LLC	17-31520	80-0684495
89.	Chandler Germann Medical Center LLC	17-31521	80-0938469
90.	SW Chandler Medical Center LLC	17-31522	90-1032288
91.	ADPT-Columbus RE Holdings LLC	17-31523	Pending
92.	Kuykendahl Medical Center LLC	17-31524	34-2028269
93.	Chandler Heights Medical Center LLC	17-31525	32-0456525

#	Debtor Name	Case No.	EIN
94.	La Porte Medical Center LLC	17-31526	80-0927953
95.	ADPT-DFW MPT Holdings LLC	17-31527	81-0772445
96.	Sycamore School Medical Center LLC	17-31528	35-2494277
97.	Cinco Ranch Medical Center LLC	17-31529	61-1744313
98.	Lakewood Forest Medical Center LLC	17-31530	90-1013791
99.	Tempe McClintock Baseline Medical Center LLC	17-31531	38-3923748
100.	ADPT-DFW RE Holdings LLC	17-31532	81-0785981
101.	ADPT-Houston MPT Holdings LLC	17-31533	30-0914017
102.	Tempe Rural-Baseline Medical Center LLC	17-31534	30-0852296
103.	Colonial Lakes Medical Center LLC	17-31535	90-1004044
104.	ADPT-Houston RE Holdings LLC	17-31536	61-1781468
105.	Texas Regional Hospital LLC	17-31537	37-1753820
106.	Northwest Harris County Medical Center LLC	17-31538	36-4781722
107.	Colorado General Hospital LLC	17-31539	35-2506314
108.	Ohio General ER LLC	17-31540	38-3918055
109.	Victory Lakes Medical Center LLC	17-31541	37-1751372
110.	ADPT-LA MPT Holdings LLC	17-31542	81-0752643
111.	Wadsworth-Belleview Medical Center LLC	17-31543	35-2486458
112.	Conroe Medical Center LLC	17-31544	37-1743660
113.	ADPT-LA RE Holdings LLC	17-31545	81-0758384
114.	Waterside Medical Center LLC	17-31546	36-4767886
115.	Ohio General Hospital LLC	17-31547	80-0956267
116.	AJNH Medical Center LLC	17-31548	36-4729524
117.	OpFree Licensing LP	17-31549	01-0831027
118.	White Settlement Medical Center LLC	17-31550	38-3970573
119.	Converse Medical Center LLC	17-31551	30-0820305
120.	Wilderness-Hardy Oak Medical Center LLC	17-31552	80-0954867
121.	Alamo Heights SA Medical Center LLC	17-31553	35-2547715
122.	Copperwood Medical Center LLC	17-31554	84-1697403
123.	William Cannon Medical Center LLC	17-31555	35-2493839
124.	Algiers Medical Center LLC	17-31556	32-0455775
125.	Creekside Forest Medical Center LLC	17-31557	36-4781064
126.	OpFree RE Investments, Ltd.	17-31558	06-1740727
127.	Culebra-Tezel Medical Center LLC	17-31559	90-1020838
128.	De Zavala Medical Center LLC	17-31560	30-0879734
129.	Alvin Medical Center LLC	17-31561	90-1008817
130.	OpFree, LLC	17-31562	34-2028263
131.	Dublin Medical Center LLC	17-31563	80-0965351
132.	Anthem Medical Center LLC	17-31564	37-1740119
133.	Eagles Nest Medical Center LLC	17-31565	04-3847518
134.	Pearland 518 Medical Center LLC	17-31566	90-1025398
135.	Pearland Parkway Medical Center LLC	17-31567	51-0576704
136.	Pearland Sunrise Medical Center LLC	17-31568	90-1001726
137.	Pflugerville Medical Center LLC	17-31569	45-2552050
138.	Potranco Medical Center LLC	17-31570	80-0966887
139.	Provinces Medical Center LLC	17-31571	80-0967881
140.	Queen Creek Medical Center LLC	17-31572	32-0457346